Exhibit 99.1

BioCardia Announces Pricing of Up To $12 Million Public Offering

$6 million upfront with up to an additional $6 million of potential aggregate gross proceeds upon the exercise in full of short-term warrants

Sunnyvale, Calif. – September 18 2023 - BioCardia®, Inc. [NASDAQ:BCDA] (“BioCardia” or the “Company”), a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the pricing of a public offering of an aggregate of 4,800,000 shares of its common stock  and short-term warrants to purchase up to 4,800,000 shares of common stock, at a combined public offering price of $1.25 per share and accompanying short-term warrant. The short-term warrants will have an exercise price of $1.25 per share, will be exercisable upon issuance and will expire two years thereafter. The closing of the offering is expected to occur on or about September 19, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses payable by the Company, are expected to be $6 million.  The potential additional gross proceeds to the Company from the short-term warrants, if fully-exercised on a cash basis, will be $6 million.  No assurance can be given that any of such short-term warrants will be exercised.  The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which include, but are not limited to, advancing our investigational biotherapeutic candidates and our biotherapeutic delivery partnering business.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-290283), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 18, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph® vascular navigation product platforms.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the exercise of the short-term warrants prior to their expiration and the intended use of net proceeds from the offering. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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MEDIA CONTACT:

Miranda Peto, Investor Relations

mpeto@biocardia.com

(650) 226-0120

INVESTOR CONTACT:
David McClung, Chief Financial Officer

investors@biocardia.com

(650) 226-0120